Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports fourth quarter and full-year 2023 results

ATLANTA, January 26, 2024 – Norfolk Southern Corporation (NYSE: NSC) announced Friday its fourth quarter and full-year 2023 financial results. For the quarter, income from railway operations was $808 million and diluted earnings per share were $2.32. These fourth quarter results include a $150 million charge associated with the incident in Eastern Ohio inclusive of $76 million in insurance recoveries.

Adjusting for the effects of the incident charge, fourth quarter results included income from railway operations of $958 million and diluted earnings per share of $2.83.

Norfolk Southern President and Chief Executive Officer Alan H. Shaw said, “The fourth quarter marked the end of a challenging, yet transformational year for Norfolk Southern. I’m proud that the team responded with unwavering dedication while continuing to advance our strategy that strikes the necessary balance between service, productivity and growth. We invested in our people, enhanced our service performance and made a safe railroad even safer. Norfolk Southern enters 2024 with positive momentum and a focus on driving further productivity gains and operational discipline through aggressive cost management. We see growth on the horizon, and we are confident in our ability to deliver industry-competitive margins over time.”

Fourth Quarter Summary

•	Railway operating revenues of $3.1 billion, down $164 million, or 5%, compared to fourth quarter 2022.

•	Income from railway operations was $808 million inclusive of a $150 million charge associated with the Eastern Ohio Incident, a 32% decline compared to $1.2 billion in the fourth quarter of 2022.

o	Adjusting for the Eastern Ohio Incident, income from railway operations was $958 million, down $223 million, or 19%, compared to fourth quarter 2022.

•	Diluted earnings per share were $2.32, a decline of 32% compared to fourth quarter 2022.

o	Adjusting for the Eastern Ohio Incident, diluted earnings per share were $2.83, down $0.59, or 17%, compared to fourth quarter 2022.

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2023 Summary

•	Railway operating revenues were $12.2 billion in 2023, down 5%, or $589 million, compared with 2022.

•	Railway operating expenses were $9.3 billion inclusive of a $1.1 billion charge associated with the Eastern Ohio Incident, an increase of 17% compared to 2022.

o	Adjusting for the Eastern Ohio Incident, railway operating expenses were $8.2 billion, up 3% compared to 2022, driven by higher compensation and benefits, inflation, and ongoing network congestion.

•	Income from railway operations was $2.9 billion inclusive of the $1.1 billion charge associated with the Eastern Ohio Incident, down 41% year-over-year.

o	Adjusting for the Eastern Ohio Incident, income from railway operations was $4.0 billion, down 18% compared to the prior year.

•	Diluted earnings per share were $8.02 inclusive of the $1.1 billion charge associated with the Eastern Ohio Incident, down 42% compared with 2022.

o	Adjusting for the Eastern Ohio Incident, diluted earnings per share were $11.74, down 15%.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

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Forward-looking statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates, beliefs, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the SEC), as supplemented in Part II, Item 1A of our Form 10-Q filed with the SEC on October 25, 2023, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward- looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Reconciliation of Non-GAAP Financial Measures

Information included within this filing includes non-GAAP financial measures, as defined by SEC Regulation G. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

GAAP financial results are adjusted to exclude the effects of a February 3, 2023 train derailment in East Palestine, Ohio that included 11 non-Company-owned tank cars carrying hazardous materials, fires associated with the derailment that threatened certain of the tank cars, and a controlled vent and burn procedure conducted on February 6, 2023 on the five derailed tank cars containing vinyl chloride (the Incident). The Company recognized expenses of $150 million during the fourth quarter and $1.1 billion for the year ended December 31, 2023 related to the Incident. The income tax effects of these non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustment related. The Company uses these non-GAAP financial measures internally and believes this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding the effects of the Incident.

While the Company believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

($ in millions except per share amounts)	Fourth
Quarter 2023
Income from railway operations	$808
Effect of the Incident	150
Adjusted income from railway operations	$958

Diluted earnings per share	$2.32
Effect of the Incident	0.51
Adjusted diluted earnings per share	$2.83

Year Ended
December 31, 2023
Railway operating expenses	$9,305
Effect of the Incident	(1,116)
Adjusted railway operating expenses	$8,189

Income from railway operations	$2,851
Effect of the Incident	1,116
Adjusted income from railway operations	$3,967

Diluted earnings per share	$8.02
Effect of the Incident	3.72
Adjusted diluted earnings per share	$11.74

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